LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is dated as of August 27, 2024 and is made and entered into between Gold Flora Corporation, a Delaware corporation (the “Company”), and J.J. Astor & Co., a Utah corporation (including its successors and assigns, the “Lender”).

RECITALS

WHEREAS, the Company wishes to borrow the sum of up to $13,150,000 for working capital and general corporate purposes (other than the payment of dividends and distributions), in the form of a $7,150,000 loan (the “Initial Loan” and up to three additional delayed draw Additional Loans (hereinafter defined) of $2,000,000 each (the “Additional Loans” and together with the Initial Loan, the “Loans”), and the Company wishes to enter into this Agreement and the Exhibits hereto and

WHEREAS, the Company agrees to issue to the Lender, (a) the Initial Note (hereinafter defined) evidencing the Initial Loan, and (b) the Additional Notes (hereinafter defined) evidencing the additional Loans; and

WHEREAS, the Company has agreed to secure the payment obligations to the Lender under the Initial Note and the Additional Notes pursuant to the Subsidiary Guarantees in the form of Exhibit B to be entered on the Closing Date and by granting (or causing its subsidiaries to grant) to the Lender a negative pledge of the capital stock and membership interest equity of all of its direct and indirect Subsidiary Guarantors (hereinafter defined) which shall constitute a Lien and security interest on such equity only if Lender elects to accelerate the Loans for payment upon the occurrence and during the continuation of an Event of Default under and as defined in the Notes (hereinafter defined), pursuant to the Pledge Agreement in the form of Exhibit C to be entered into on the Closing Date; and

WHEREAS, the Company and the Lender are executing and delivering a registration rights agreement in the form of Exhibit D to be entered into on the Closing Date; and effective if the Company elects to convert all or any portion of the Notes into Conversion Shares upon Lender’s acceleration of the Loans for payment after the occurrence and during the continuation of an Event of Default as defined in the Notes.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Lender agree as follows:

ARTICLE I
DEFINITIONS

Section 1.01. Definitions. In addition to the terms defined elsewhere in this Agreement:
(a)capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Note One (as defined herein), and (b) the following terms have the meanings set forth in this Agreement.

“$” means United States Dollars.

“Acceleration Event” means the occurrence and continuation of an Event of Default (as defined in the Notes) beyond the applicable grace period, if any, for cure.

“Acceleration Notice” means a written notice from the Lender that it has elected to accelerate the Loans for payment after the occurrence of an Acceleration Event.

“Action” shall have the meaning ascribed to such term in Section 3.01(k).

“Additional Loans” has the meaning as defined in the Recitals.

“Additional Notes” means up to three additional installment promissory notes each in the original principal amount of $2,780,000 which shall be payable in forty (40) weekly installments as $69,500 and shall contain the other terms and conditions set forth the form of note attached hereto as Exhibit A-2 to evidence the Additional Loans.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided, however, that for purposes of this Loan Agreement and the other Transaction Documents, except as otherwise provided herein, Gold Flora Acquisition Fund 1, LLC, a California limited liability company and its subsidiary entities shall not be deemed to be Subsidiary or an Affiliate of the Company or any Subsidiary.

“Board of Directors” means the board of directors of the Company or Subsidiary Guarantor of the Company, as the context may require or permit.

“Business Day” means any day except Saturday, Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of Utah are authorized or required by law or other governmental action to close. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

“Cboe Exchange” means the Cboe Canada Inc.

“Closing” means the closing of the transactions contemplated by this Agreement pursuant to Section 2.01.

“Closing Date” means the Business Day when all of the Transaction Documents to be executed and delivered in connection with the Initial Loan have been executed and delivered by the applicable parties thereto, and conditions precedent to: (i) the Lender’s obligations to provide the Initial Loan to the Company and pay professional fees of its counsel, and (ii) the Company’s obligations to deliver the Initial Note and the other Transaction Documents to be executed and delivered in connection with the Initial Loan have been satisfied or waived.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means (a) the common stock, par value $0.001 per share, of the Company and any other class of securities into which such securities may hereafter be reclassified or changed, and (b) the common stock of any Subsidiary Guarantor and any other class of securities into which such securities may hereafter be reclassified or changed; provided, such term shall relate solely to a particular Person as the context so requires.

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“Common Stock Equivalent” means any convertible notes or convertible preferred stock containing such payment terms or rights, privileges and designations that are approved in writing in advance by the Lender, or other right to subscribe for or purchase any additional shares of Common Stock or any Common Stock Equivalent.

“Company Disclosure Schedule” means the disclosure schedule submitted by the Company to the Lender as exceptions to or disclosures in respect of the representations and warranties of the Company set forth in this Agreement.

“Conversion Notice” shall have the meaning as that term is defined in the Notes.
“Conversion Price” means 90% of the average of the four lowest volume weighted average closing prices of Common Stock of the Company on the Exchange over the twenty (20) trading days immediately prior to each permitted conversion of the Notes (the “Conversion Price Formula”); provided, however, that (a) in the event that after the date hereof and prior to any conversion of any Note, the Company issues any securities, including convertible notes or debentures, Common Stock or Common Stock Equivalents (other than Exempt Issuances) at a conversion price, exercise price or per share price that is less such Conversion Price formula, the Conversion Price shall be reduced to the lowest conversion price, exercise price or per share price issued by the Company; and (b) for so long as the Common Stock of the Company is listed for trading on the Cboe Exchange, the Conversion Price shall not be less than the greater of (x) the Discounted Market Price, and (y) $0.10.
“Conversion Shares” shall mean the shares of Common Stock of the Company issuable upon any full or partial permitted conversion of the Notes and includes shares of Common Stock of the Company issuable if the Lender issues an Acceleration Notice that it elects to accelerate the Loans for payment after the occurrence and continuation of an Event of Default (as defined in the Notes) beyond the applicable grace period, if any, for cure, up to the Maximum Conversion Shares; provided, however, that on any occasion that the Loans shall be subject to conversion if based on the application of the Conversion Price formula, the Conversion Price is calculated to be less than $0.10 per share, the Company shall issue, for no additional consideration, additional “true up” shares of its Common Stock to the Lender so that the total number of Conversion Shares issued to the Lender shall be based on the Conversion Price Formula only.
“Covenant Compliance Agreement” means the agreement executed by the chief executive officer and chief financial officer of the Company in the form of Exhibit F annexed hereto
“Discounted Market Price” means the closing market price of the Common Stock of the Company on the Cboe Exchange on the trading day preceding the date that a Conversion Notice is delivered to the Company, less a discount of 10%.
“Escrow Agent” shall mean Wilmington Trust Company N.A.
“Escrow Agreement” shall mean the escrow agreement between the Company, the Lender and the Escrow Agent in form and content acceptable to the parties thereto.
“Exchange” means the Cboe Exchange provided, however, if the Common Stock of the Company is listed or trades on (a) any recognized United States or Canadian securities exchange, including the Toronto Stock Exchange, the Nasdaq Capital Market or the NYSE:American Exchange, or (b) the OTCQX Market or over-the-counter pink sheets, the term “Exchange” shall also include any one of the foregoing as well as the Cboe Exchange.

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“Excluded Dispensaries” shall mean the Dispensaries owned or operated by Higher Level of Care Seaside, Inc., Higher Level of Care Hollister Inc. and Captain Kirk Services, Inc dba Airfield Supply.
“Exempt Issuance” means: (i) the issuance by the Company of the Notes and Conversion Shares thereunder, (ii) the issuance by the Company of Common Stock or Common Stock Equivalents in connection with any financing where the proceeds are used to reduce funded Indebtedness or for working capital and/or other corporate purposes, excluding the payment of any dividends or distributions to stockholders or Affiliates of the Company, (ii) the issuance of Common Stock upon the exercise of any warrants or the conversion of any convertible notes or convertible preferred stock that is outstanding on the date hereof as disclosed in SEC Reports, or (iii) the issuance by the Company of any Common Stock or standard options to purchase Common Stock to directors, officers, employees or consultants of the Company or its Subsidiaries in their capacity as such pursuant to an employee benefit plan which has been approved by the Board of Directors of the Company prior to the date hereof pursuant to which Common Stock and standard options to purchase Common Stock may be issued to any employee, officer, director or consultant for services provided to the Company or its subsidiaries in their capacity as such. For the avoidance of doubt, the term “Exempt Issuance” does not mean or include the issuance of any other debt securities, membership interests or Common Stock Equivalents by the Company or any Subsidiary Guarantor, that has not been approved and consented to in writing in advance by the Lender.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Federal Cannabis Laws” mean any U.S.  Federal law, rule, or regulation as applicable to Cannabis or the cultivation, harvesting, production, distribution, sale, use, or possession of Cannabis or the products thereof, which are or could be deemed to be (a) listed as a Schedule 1 controlled substance under Section 202(c) of the United States Federal Controlled Substances Act (21 U.S.C.  812(c), et seq.) or (b) classified as “hemp” or “tetrahydrocannabinols in hemp” (as defined in 7 U.S.C.  § 1639o(1) or section 297A of the Agricultural Marketing Act of 1946 under 7 U.S.C.  § 38); including, but not limited to, the prohibition on drug trafficking under 21 U.S.C.  § 841(a), et seq.; the conspiracy statute under 18 U.S.C.  § 846; the bar against aiding and abetting the conduct of an offense under 18 U.S.C.  § 2; the bar against misprision of a felony (concealing another’s felonious conduct) under 18 U.S.C.  § 4; the bar against being an accessory after the fact to criminal conduct under 18 U.S.C.  § 3; Federal money laundering statutes under 18 U.S.C.  §§ 1956, 1957, and 1960; the Racketeer Influenced and Corrupt Organizations Act (18 U.S.C.  § 96, et seq.); and the Agriculture Improvement Act of 2018 (7 U.S.C.  § 9001, et seq.).

“FINRA” means the Financial Industry Regulatory Authority.

“Flow of Funds Agreement” means the agreement of the Company and the Lender in the form of Exhibit E hereto, to be executed and delivered by such parties at the time of making of the Initial Loan and each Additional Loan.

“Forecast” shall mean a monthly and quarterly forecast of the consolidated revenues and quarterly forecast of cash flow of the Company and its direct and indirect subsidiaries (including the Subsidiary Guarantors), for each calendar month and calendar quarter, as applicable, from July 2024 through June 2025 entitled “8-27-24 Gold Flora Forecast - Conservative Case Financial (Final)” that has been prepared in good faith by the Company on a conservative basis and delivered to the Lender on or before the Closing.

“Funding Amount” means, with respect to each of the Notes, ninety-six percent (96%) of the Subscription Amount thereof. The Funding Amount takes into account the origination fee due from the Company to the Lender of $286,000, an amount equal to four percent (4%) of the Initial Funding Amount in each of the Notes, which shall be retained by the Lender at Closing for its own account; and for the

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avoidance of doubt the Funding Amount (a) under the Initial Loan and Initial Note shall be $6,864,000 and (b) under each of the three Additional Loans, if made, and Additional Notes, if issued, shall be $1,920,000.

“Grace Period” has the meaning as that term is defined in the Notes.

“Indebtedness” has the meaning as that term is defined in the Notes.

“Initial Loan” has the meaning as that term is defined in the Recitals.

“Initial Note” the original issue secured installment promissory note in the original principal amount of $9,295,000 which shall be payable in fifty-three weekly installments as $125,000 for the first 8 weeks followed by $184,333.33 for the final 45 weeks and shall contain the other terms and conditions set forth the form of Note attached hereto as Exhibit A-1 to evidence the Initial Loan.

“Initial Offering Amount” means the Seven Million Dollars ($7,150,000) of funding to be evidenced by the Initial Note in the original principal amount of Nine Million Two Hundred and Ninety-Five Thousand Dollars ($9,295,000).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.01(p).

“Liens” shall mean a lien, charge, security interest, mortgage, encumbrance, right of first refusal, preemptive right or other restriction or adverse claim of a third party.

“Loans” shall have the meaning as that term is defined in the Recitals.

“Loan Parties” as set forth in Section 3.01 of this Agreement, means the collective reference to the Company and each of the Subsidiary Guarantors.

“Material Adverse Effect” shall have the meaning ascribed to such term in Section 3.01(b).

    “Maximum Conversion Shares” means, subject to the requirements of the Exchange and Section 4.10, after acceleration for payment by Lender of any Note following the occurrence and during the continuation of any Event of Default (as defined in the Notes) which shall not be timely cured by the Loan Parties the then outstanding principal amount of the Notes shall automatically increase to 110% of the outstanding principal amount, and upon the election of the Lender, all or any portion of such increased Outstanding Principal Amount of the Loans may be converted by the Lender into that number of shares of Common Stock of the Company as shall be determined by (a) dividing the then increased Outstanding Principal Amount of the Loans by (b) the Conversion Price then in effect; provided that, (i) notwithstanding the election of the Lender to convert all or any part of the then outstanding principal amount of the Notes, the Company shall have the right to pay in cash the entire then outstanding principal amount of all Notes being converted following Lender’s notice of its election to convert the Notes and prior to any such conversion, and (ii) the maximum number of shares of Common Stock of the Company that may be issued pursuant to any such permitted conversion of the Notes (calculated on a fully-diluted basis) shall not be greater than 24.9% of the number of shares of Common Stock of the Company then issued and outstanding (calculated on a non-diluted basis) unless approval of the shareholders of the Company is obtained.

“Monitoring Fee” shall mean a fee of $4,000 per month commencing September 1, 2024, payable to the Lender or its Affiliate on the first Business Day of each month that any of the Notes remain outstanding, in consideration for Lender monitoring this Agreement and the other Transaction Documents.

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“Notes” means the collective reference to the Initial Note and any Additional Notes that may be issued to the Lender.

“Permitted Liens” means (i) pledges or deposits made in the ordinary course of business to secure payment of workmen's compensation, or to participate in any fund in connection with workmen's compensation, unemployment insurance, old-age pensions or other social security programs, (ii) Liens of mechanics, materialmen, warehousemen, carriers, landlords or other nonconsensual restrictions imposed by operation of law; (iii) Liens for taxes, assessments or governmental or similar charges which have not been recorded/filed with the applicable secretary of state and which are not delinquent or which are being diligently contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintain on the books of the Loan Parties, (iv) Liens arising solely by virtue of any contractual or statutory or common law provisions relating to banker's liens, rights to set off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, (v) judgement liens that, to the extent not released, would reasonably be expected to result in a Material Adverse Effect, (vi) Liens consisting of zoning restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use, (vii) customary anti-assignment provisions in leases and other contracts entered into in the ordinary course of business, (viii) Liens arising from the filing of precautionary UCC financing statements relating solely to personal property leased pursuant to “true” operating leases entered into in the ordinary course of business of the Borrowers and their Subsidiaries, (ix) Liens in favor of the Lender, and (x) other Liens existing as of the Closing Date that are disclosed on Section 3.01(r) to the Company Disclosure Schedule.

“Person” means an individual or corporation, partnership, trust, incorporated or un-incorporated association, joint-venture, limited liability company, joint-stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Pledge Agreement” means the securities pledge agreement in the form of Exhibit C attached hereto which shall be executed on the Closing Date by the Parties but shall only be deemed effective and constitute a Lien and security interest in the equity of the Subsidiary Guarantors if the Lender elects to accelerate the Loans for payment after the occurrence and continuation of an Event of Default (as defined in the Notes) beyond the applicable grace period for cure.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Regulation S” shall mean Regulation S as promulgated by the Securities and Exchange Commission under the Securities Act.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.01(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“SEC Reports” has the meaning ascribed to such term in Section 3.01(h).

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

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“State Securities Laws” means the securities (or “blue sky”) rules, regulations, or other similar laws of a particular state.

“Subscription Amount” means, (i) with respect to the Initial Note, the aggregate amount of $7,150,000 to be paid for such Note hereunder, and (ii) with respect to each Additional Note, individually, an amount not to exceed $2,000,000.

“Subsidiary Guarantee” the Subsidiary Guarantee executed by each of the Subsidiary Guarantors and in the form of Exhibit B, attached hereto.

“Subsidiary Guarantors” means those direct or indirect subsidiaries of the Company that are dispensaries engaged in the sale and distribution of cannabis and cannabis related products and paraphernalia (“Dispensaries”) and that are specifically set forth on Section 3.01(a) of the Company Disclosure Schedule.

“Transfer Agent Instructions” has the meaning as that term is defined in Section 4.01 of this Agreement.
“Transaction Documents” means the collective reference to this Agreement, the Notes, the Subsidiary Guarantee, the Pledge Agreement, the Registration Rights Agreement, the Flow of Funds Agreement, the Escrow Agreement, the Covenant Compliance Agreement, the form of Transfer Agent Instructions, the Company Disclosure Schedules and all other appendices, exhibits and schedules hereto and thereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

ARTICLE II
THE LOANS

Section 2.01    The Initial Loan.

(a)On the Closing Date, and upon the terms and subject to the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees to make the Initial Loan and the Company hereby agrees to issue to the Lender the Initial Note in the original principal amount of Nine Million Two Hundred and Ninety-Five Thousand Dollars ($9,295,000 and the Lender agrees to accept from the Company the Initial Note.
(b)At the Closing, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to $6,864,000, representing the Funding Amount under the Initial Note.

(c)The Company and its Subsidiaries shall deliver to the Lender such Initial Note and other Transaction Documents to be delivered as of the Closing Date and the Lender shall deliver the other items set forth in Section 2.02 deliverable at the Closing.

(d)Upon satisfaction of the conditions set forth in Sections 2.02 and 2.03, the Closing shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

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Section 2.02    Initial Loan Deliverables.

(a)By Lender. On or prior to the Closing Date, the Lender shall deliver or cause to be delivered to the Company the following:

(i)this Agreement duly executed by the Lender;

(ii)the Pledge Agreement to be held in escrow by Wilmington Trust Company, N.A. pursuant to the Escrow Agreement and not deemed to be effective or delivered unless the Lender elects to accelerate the Loans for payment after the occurrence and during the continuation of an Event of Default under and as defined in the Notes beyond any applicable grace period for cure, the form of which is attached hereto as Exhibit C, duly executed by the Lender;

(iii)the $6,864,000 Funding Amount, by wire transfer in immediately available funds to the Borrower pursuant to the wiring instructions set forth in Section 2.03(c); and

(iv)the Registration Rights Agreement in the form of Exhibit D attached hereto; and

(v)the Flow of Funds Agreement duly executed by the Lender and in the form of Exhibit E attached hereto; and

(vi)the Escrow Agreement.

(b)By the Company. On or prior to the Closing Date, the Company shall deliver or cause to be delivered to the Lender:

(i)this Agreement, duly executed by an authorized officer of behalf of the Company;

(ii)the Initial Note, the form of which is attached hereto as Exhibit A-1, registered in the name of the Lender, in the original principal amount of $9,295,000, and duly executed by an authorized officer on behalf of the Company;

(iii)the Subsidiary Guarantee, the form of which is attached hereto as Exhibit B, executed by an authorized officer on behalf of each Subsidiary of the Company;

(iv)the Pledge Agreement, the form of which is attached hereto as Exhibit C executed by an authorized officer of the Company and by each Subsidiary Guarantor of the Company, to be held in escrow by Wilmington Trust Company NA pursuant to the Escrow Agreement and not deemed to be effective or delivered unless a the Lender elects to accelerate the Loans for payment after the occurrence and during the continuation of an Event of Default under and as defined in the Notes beyond any applicable grace period for cure;

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(v)the Registration Rights Agreement in the form of Exhibit D attached hereto;

(vi)the Flow of Funds Agreement duly executed by the Company and in the form of Exhibit E attached hereto;

(vii) the Escrow Agreement;

(viii) the unexecuted form of Transfer Agent Instructions annexed hereto as Exhibit G which form has been approved by the Company, the Lender, and Odyssey Transfer and Trust Company, the transfer agent of the Company;

(ix)the Forecast; and

(x)an officer’s certificate of the Company and each Subsidiary Guarantor certifying its: (A) resolutions of its Board of Directors, Managers, members or similar governing body approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party, and (B) incumbency of officers authorized to execute the Transaction Documents.

Section 2.03    Closing Conditions.

(a)The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Company may waive any of the conditions for any Closing hereafter):

(i)the accuracy in all material respects on the Closing Date of the Lender’s representations and warranties contained herein;

(ii)all obligations, covenants and agreements of the Lender required to be performed at or prior to the Closing Date shall have been performed; and

(iii)the delivery by the Lender of the items set forth in Section 2.02(a) of this Agreement.

(b)The obligations of the Lender hereunder in connection with the Closing are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions for any Closing hereafter):

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless such representations and warranties relate to a prior specific date in which case they shall be accurate in all material respects as of such prior date);

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(ii)all obligations, covenants and agreements of the Company and its Subsidiary Guarantors required to be performed at or prior to the Closing Date shall have been performed;

(iii)the delivery by the Company and its Subsidiary Guarantors of the items set forth in Section 2.02(b) of this Agreement;

(iv)there shall have been no Material Adverse Effect with respect to the Company or any of the Subsidiary Guarantors, taken as a whole, since the date hereof;

(c)The wiring instructions for the Company are as follows:

Section 2.04    The Additional Loans.

(a)If requested in writing by the Company (an “Additional Loan Request”) on a date which shall be (i) not earlier than sixty (60) days following the Closing of the Initial Loan for the first Additional Loan, (ii) not earlier than one hundred and twenty (120) days following the Closing of the Initial Loan for the second Additional Loan, and (iii) not earlier than one hundred and eighty (180) days following the Closing of the Initial Loan for the third Additional Loan, but on each occasion, subject to the terms and the conditions set forth herein and in the other Transaction Documents to be executed and delivered by the parties hereto and thereto, the Lender hereby agrees, within fifteen (15) days following each Additional Loan Request, to make one or more Additional Loans of $2,000,000 each and Company hereby agrees to issue to the Lender one or more of the Additional Notes, each in the original principal amount of Two Million Seven Hundred and Eighty Thousand Dollars ($2,780,000) (each, an “Additional Loan Closing”).
(b)At each Additional Loan Closing, the Lender shall deliver to the Company, via wire transfer, of immediately available funds, an amount equal to $1,920,000, representing the Funding Amount under each Additional Note.

(c)The Company shall deliver to the Lender such Additional Note and other Transaction Documents to be delivered at each Additional Loan Closing as set forth in Section 2.05(b), and the Lender shall deliver the other items set forth in Section 2.05(a) at the Additional Loan Closing.

(d)At each Additional Loan Closing, the Subsidiary Guarantors shall execute and deliver a written acknowledgement that the Subsidiary Guarantee includes, without limitation the applicable Additional Loan.

(e)Upon satisfaction of the conditions set forth in Sections 2.05 and 2.06, the Additional Loan Closing shall occur at the offices of the Lender’s counsel, or such other location as the parties shall mutually agree or may be closed remotely by electronic delivery of documents.

Section 2.05    Additional Loan Deliverables.

(a)    By Lender. At each Additional Loan Closing, the Lender shall deliver or cause to be delivered to the Company the $1,920,000 Funding Amount, by wire transfer to the Borrower pursuant to the wiring instructions set forth in Section 2.03(c) or such other wiring instructions provided by Borrower in writing to Lender.

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(b)    By the Company. At each Additional Loan Closing, the Company shall deliver or cause to be delivered to the Lender:

(i)the applicable Additional Note, the form of which is attached hereto as Exhibit A-2, registered in the name of the Lender, in the original principal amount of $2,780,000, and duly executed by an authorized officer on behalf of the Company;

(ii)the acknowledgement of the Subsidiary Guarantors referred to in Section 2.04(d);

(iii)an officer’s certificate of the Company and each Subsidiary Guarantor certifying its resolutions of its Board of Directors, Managers, members or similar governing body approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is (or is to be) a party.

Section 2.06    Additional Loan Closing Conditions. The obligations of the Lender hereunder in connection with each Additional Loan Closing are subject to the following conditions being met (it being understood that the Lender may waive any of the conditions):

(i)the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) of the representations and warranties of the Company contained herein (unless such representations and warranties relate to a prior specific date in which case they shall be accurate in all material respects as of such prior date) as of the date of the Additional Loan Closing;

(ii)no Event of Default under the Notes shall have occurred and be continuing;

(iii)all obligations, covenants and agreements of the Company and its Subsidiary Guarantors required to be performed at or prior to the date of the Additional Loan Closing shall have been performed;

(iv)the delivery by the Company and the Subsidiary Guarantors of the items set forth in Section 2.05(b) of this Agreement;

(v)(A) within 45 days following the end of each of the first three fiscal quarters of any fiscal year and 90 days following the end of each fiscal year, the Company shall provide the Lender the cumulative consolidated actual revenues and gross profit of the Company for such fiscal period and a comparison of such revenue and gross profit to those in the Forecast for such fiscal period, and within 14 days following the end of each month the Company shall provide the Lender the cumulative consolidated actual revenues of the Company for such month and a comparison of such revenues to those in the Forecast for such month; and (B) in the event of a request for an Additional Loan advance, the Company shall also provide (x) evidence that for the three calendar month period ended immediately prior to the proposed funding of suchAdditional Loan the cumulative consolidated revenues of the Company for such three calendar month period equals or exceeds that set forth in the Forecast for such period; (y) evidence that the cumulative consolidated actual net cash flow of the Company for the fiscal quarter most recently ended, calculated and presented in the same form as in the Forecast for such fiscal

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quarter, shall be equal to or in excess of the cumulative consolidated net cash flow of the Company as set forth in the Forecast for such  fiscal quarter; and (z) evidence that the cumulative consolidated actual revenues of the Company for the calendar month most recently ended prior to the funding of the Additional Loan is equal to or in excess of the cumulative consolidated revenues of the Company as set forth in the Forecast for such month; provided that, in the event that an Additional Loan is requested and scheduled to close prior to the reporting date for any SEC Report with respect to the third fiscal quarter of  2024, then clause (y) above will not apply;

(vi)on each occasion that the Company shall make an Additional Loan Request, the Company shall represent therein that there has been no Material Adverse Effect in the levels of consolidated revenues, gross profit margin or operating expenses of the Company and its direct and indirect subsidiaries, taken as a consolidated whole; and

(vii)there shall have been no Material Adverse Effect with respect to the Company or any of the Subsidiary Guarantors, taken as a consolidated whole, since the date hereof.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.01    Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender on behalf of the Company and each of its Subsidiary Guarantors (together with the Company, the “Loan Parties”) that, except as set forth in the applicable Section of the Company Disclosure Schedule, the following representations are true and complete as of the date of the date hereof.

(a)Subsidiary Guarantors. The names of all Subsidiary Guarantors of the Company, their jurisdictions of formation, and the executive officers of each Subsidiary Guarantor are set forth in Section 3.01(a) of the Company Disclosure Schedule. Each Subsidiary Guarantor has executed and delivered the Subsidiary Guarantee. Except for the Excluded Dispensaries, the Subsidiary Guarantors own or operate 100% of the Dispensaries that are owned or operated by the Company or any of its direct or indirect subsidiaries.

(b)Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of Delaware and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the state of its incorporation (or other formation), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its articles of incorporation or bylaws, each, as amended and in effect. A complete and correct copy of the Company’s certificate or articles of incorporation and bylaws, each as amended and in effect on the date of this Agreement and as they will be in effect on the Closing Date, is attached to the officer’s certificate referenced in Section 2.02(b)(v). There are no other organizational or charter documents of the Company. The Company and each of the Subsidiary Guarantors is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in Material Adverse Effect (as hereinafter defined), and to the Company’s knowledge, no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such

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power and authority or qualification. As used herein, “Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document; (ii) a material adverse effect on the results of operations, assets, business, or condition (financial or otherwise) of the Company and each of its Subsidiaries, taken as a whole; or (iii) a material adverse effect on the Company’s or any of its Subsidiaries’ ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”); provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions, (ii) conditions generally affecting the industry in which the Company or any Subsidiary Guarantor operates, (iii) any changes in financial or securities markets in general, (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (v) any pandemic, epidemics or human health crises (including COVID-19), (vi) any changes in applicable laws or accounting rules, (vii) the announcement, pendency or completion of the transactions contemplated by the Transaction Documents, or (viii) any action required or permitted by the Transaction Documents or any action taken (or omitted to be taken) with the written consent of or at the written request of the Lender.

(c)Authorization; Enforcement. The Company and each Subsidiary Guarantor has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and each of Subsidiary Guarantor and no further action is required by the Company, any of its Subsidiary Guarantors or the Board of Directors or stockholders thereof in connection therewith (other the Required Approvals). Each Transaction Document to which the Company or any of its Subsidiary Guarantor is a party has been (or upon delivery will have been) duly executed by the Company and such Subsidiaries and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company and such Subsidiary Guarantor enforceable against the Company and such Subsidiary Guarantor in accordance with their respective terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally; (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies; and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(d)No Conflicts. The execution, delivery and performance by the Company and each of its Subsidiary Guarantors of the Transaction Documents to which it is a party and the consummation by the Company and of its Subsidiary Guarantors of the other transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any of its Subsidiary Guarantors’ certificate of incorporation, bylaws or other organizational or charter documents; (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any credit facility, or other agreement or instrument evidencing Indebtedness of the Company or any Subsidiary Guarantor or other agreement to which the Company or any of its Subsidiary Guarantors is a party or by which any property or asset of the Company or any of its Subsidiary Guarantors is bound or affected; or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or any of its Subsidiary Guarantors is subject (including federal and State Securities Laws and regulations), or by which any property or asset of the Company or any of its Subsidiary Guarantors is bound or affected other than possible violations of Federal Cannabis Laws; except

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in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)Filings, Consents and Approvals. The Company and its Subsidiary Guarantors are not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, provincial, local or other governmental authority or other Person in connection with their execution, delivery and performance of the Transaction Documents, other than: (i) such consents, waivers, or authorizations as have been obtained before the Closing, including the approval of the Exchange; and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable State Securities Laws and applicable Canadian securities laws (collectively, the “Required Approvals”).

(f)Maximum Conversion Shares. The Company has reserved from its duly authorized Common Stock up to the Maximum Conversion Shares for issuance to the Lender or its Affiliates in the event of the full permitted conversion of any Note.

(g)Capitalization. The capitalization of the Company is as set forth in the most recent SEC Reports and further modified in Section 3.01(g) of the Company Disclosure Schedule. Since the date of the most recently filed SEC Report, the Company has not issued any Common Stock, Common Stock Equivalents or other equity interests (other than Exempt Issuances) or (without duplication) pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date hereof. Except in instances where valid waivers have been obtained, no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth in the SEC Reports and further modified in the applicable Section of the Company Disclosure Schedule, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any Common Stock or the capital stock or membership interests of any Subsidiary Guarantor, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary Guarantor is or may become bound to issue additional membership interests, Common Stock or Common Stock Equivalents or capital stock of any Subsidiary Guarantor. The issuance and sale of the Note will not obligate the Company or any Subsidiary Guarantor to issue any securities to any Person (other than the Lender) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Except for the Required Approvals and waivers that have heretofore been obtained, no further approval or authorization of any stockholder, Board of Directors or other Person(s) is required for the issuance and sale of the Note hereunder.

(h)SEC Reports; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or

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omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

(i)Undisclosed Liabilities. The Loan Parties have no liability, indebtedness, obligation, expense, claim, deficiency or guaranty of any type, whether accrued, absolute, contingent, matured, unmatured or otherwise, required to be reflected in financial statements in accordance with GAAP, which individually or in the aggregate: (A) has not been reflected in the latest balance sheet included in the financial statements referenced hereinabove; or (B) (i) has not arisen in the ordinary course of business, consistent with past practices, since the date of the latest balance sheet included in such financial statements, (ii) has not arisen pursuant to or in connection with this Agreement or other Transaction Document, (iii) are trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, or (vi) are executory performance obligations to be performed after the date hereof in the ordinary course of business pursuant to agreement(s) entered into in the ordinary course of business, consistent with past practices. As of the Closing Date, the Company is not in default with respect to any Indebtedness. that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. None of the Subsidiary Guarantors have any Indebtedness.

(j)Material Changes. Since the date of the latest financial statements made available to Lender prior to the date hereof: (A) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect; (B) the Loan Parties have not incurred any liabilities (contingent or otherwise) other than (i) those liabilities described in clause (b) of Section 3.01(i), and (ii) liabilities not required to be reflected in the Company’s consolidated financial statements pursuant to GAAP; (C) the Company has not altered its method of accounting; (D) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock except; and (E) the Company has not issued any equity securities except in favor of an officer, director or consultant pursuant to an existing Company equity incentive plans.

(k)Litigation. Except as set forth on Schedule 3.01(k), there is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened in writing against or affecting the Company, any of its Subsidiary Guarantors or any of their respective properties or assets before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which: (A) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents; or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. None of the Loan Parties or any current director or officer thereof, is or has been the subject of any Action involving: (x) a claim of violation of or liability under the Securities Act, the Exchange Act, FINRA rules or any State Securities Laws; (y) breach of fiduciary duty; or (z) fraud (statutory or common law), embezzlement, misappropriation or conversion of property or rights, or any other crime involving deceit.

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(l)Labor Relations. No labor dispute exists or, to the knowledge of the Company, threatened (in writing) with respect to any of the employees of the Company or any of its Subsidiary Guarantors which could reasonably be expected to result in a Material Adverse Effect. None of the Company’s or any of its Subsidiary Guarantors’ employees is a member of a union that relates to such employee’s relationship with the Company or its Subsidiary Guarantors, and the Company and each of its Subsidiary Guarantors is not a party to any collective bargaining agreement. No executive officer, to the knowledge of the Company, is, or is now expected to be, in material violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non- competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party. To the best of the Company’s knowledge, it is in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(m)Compliance. Except as disclosed set forth in Section 3.01(m) of the Company Disclosure Schedule, as of the Closing Date, the Company and each of its Subsidiary Guarantors: (i) is neither in default under nor in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or its Subsidiary Guarantors under), nor has the Company or any of its Subsidiary Guarantors received a written notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), in any case, that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect; (ii) is not in violation of any order of any court, arbitrator or governmental body; and (iii) is not in material violation of any statute, law, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment in any case, that could reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, other than possible violations of Federal Cannabis Laws. Neither the Company nor any Subsidiary Guarantor is aware or has received written notification that any violation of Federal Cannabis Laws or any laws or regulations in California regulating the sale of cannabis or cannabis related products currently exists and is continuing.

(n)Regulatory Permits. The Company and each of its Subsidiary Guarantors possesses all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and the the Loan Parties have not received any written notice of proceedings relating to the revocation or modification of any Material Permit.

(o)Title to Assets. The Company and its Subsidiary Guarantors have good and marketable title in fee simple to all real property and good and marketable title in all personal property owned by it that, in each case, is material to the business of the Company and its Subsidiary Guarantors, in each case free and clear of all Liens, except for Permitted Liens. Any real property and facilities held under lease by the Company or a Subsidiary Guarantor is held by it under valid, subsisting and enforceable leases with which the Company or such Subsidiary Guarantor (as applicable) are in compliance in all material respects.

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(p)Intellectual Property. (i) The Company and each Subsidiary Guarantor thereof has, or has rights to use and prosecute, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as necessary or material for use in connection with its business and which the failure to so have could reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”); (ii) the Loan Parties have not received a written notice that any of the Intellectual Property Rights violates or infringes upon the intellectual property rights of any other Person; (iii) all Intellectual Property Rights are enforceable by the Company or its Subsidiary Guarantor, as applicable, and to the knowledge of the Company, there is no existing infringement by any other Person of any of the Intellectual Property Rights, except where the failure to be so enforceable or for such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iv) the Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all of its Intellectual Property Rights, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)Transactions with Officers, Directors and Employees. Except as set forth on Section 3.01(q) of the Company Disclosure Schedule, None of the officers or directors of the Company or any of its Subsidiary Guarantors and, to the knowledge of the Company, none of the employees of the Company or any of its Subsidiary Guarantors, is presently a party to any transaction with the Company (other than for services as employees, officers and directors and related party notes as identified in the SEC Reports), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any such officer, director or employee or, to the knowledge of the Company, any entity in which any such officer, director or employee has a substantial interest or is an officer, director, trustee, member or partner, in each case other than for: (x) payment of salary or fees for services rendered; (y) reimbursement for expenses incurred on behalf of the Company; and (z) other employee benefits, including stock option agreements under any stock option plan of the Company.

(r)Indebtedness and Liens All Indebtedness of the Company is listed on Section 3.01(r) to the Company Disclosure Schedule. None of the Subsidiary Guarantors has any Indebtedness (whether secured or unsecured) and, other than Permitted Liens, there are no other Liens on the Assets of the Subsidiary Guarantors.

(s)Private Placement. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, no registration under the Securities Act is required for the offer and sale of the Note by the Company to the Lender as contemplated hereby.

(t)Investment Company. The Company is not and immediately after receipt of payment for the Note will not be an ‘investment company’ within the meaning of the Investment Company Act of 1940, as amended. The Company shall conduct its business in a manner so that it will not be an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(u)Registration Rights. Other than as described in the SEC Reports and further modified by Section 3.01(u) of the Company Disclosure Schedule, no Person has any right to demand the Company to file a registration statement under the Securities Act covering the sale of any securities of the Company.

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(v)Disclosure. Except with respect to: (i) the material terms and conditions of the transactions contemplated by the Transaction Documents; and (ii) information given to the Lender, if any, which the Company hereby confirms will not constitute material non-public information, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Lender or their agents or counsel with any information that it believes constitutes or might constitute material, nonpublic information. The Company understands and confirms that the Lender will rely on the foregoing representation in effecting transactions in securities of the Company. All disclosure furnished by or on behalf of the Company to the Lender regarding the Company, its business and the transactions contemplated hereby, is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(w)No Integrated Offering. Assuming the accuracy of the Lender’s representations and warranties set forth in Section 3.02, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Note to be integrated with prior offerings by the Company for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(x)Solvency. Based on the consolidated financial condition of the Company as of the Closing Date after giving effect to the receipt by the Company of the proceeds from the sale of the Initial Note hereunder: (i) the fair saleable value of the Loan Parties’ assets exceeds the amount that will be required to be paid on or in respect of the Loan Parties’ existing debts and other liabilities (including known contingent liabilities) as they mature; (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted; and (iii) the current cash flow of the Loan Parties, together with the proceeds the Loan Parties would receive, were they to liquidate all of their assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. The Company will not, after the Closing Date, incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). Except as disclosed in Section 3.01(x) of the Company Disclosure Schedule, the Company has no knowledge of any facts or circumstances which lead it to believe that it or the other Loan Parties will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.

(y)Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, (i) the Company has filed all federal, state and foreign income and franchise tax returns and (ii) the Loan Parties have paid or accrued all taxes shown as due thereon, and (iii) the Company has no knowledge of a tax deficiency which has been asserted or threatened in writing against the Company or any of the other Loan Parties.

(z)No General Solicitation. Neither the Company nor any Person acting on behalf of the Company has offered or sold any of the Notes by any form of general solicitation or general advertising. The Company has offered the Note for sale only to the Lender and certain other “accredited investors” within the meaning of Rule 501 under the Securities Act.

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(aa)Insurance. The Company and each of its Subsidiary Guarantors is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company reasonably believes to be prudent and customary in the businesses in which the Company is engaged. The Company has never been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew all existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers.

(ab)Acknowledgment Regarding Lender’s Purchase of the Note. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that Lender is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Lender or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Lender’s purchase of the Notes. The Company further represents to the Lender that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ac)No Disqualification Events. With respect to the Notes to be offered and sold hereunder in reliance on Rule 506(b) under the Securities Act (“Regulation D Securities”), none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the ‘Bad Actor’ disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Lender a copy of any disclosures provided thereunder.

(ad)Other Covered Persons. The Company is not aware of any person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Regulation D Securities.

(ae)Notice of Disqualification Events. The Company will notify the Lender in writing, prior to the Closing Date of: (i) any Disqualification Event relating to any Issuer Covered Person; and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

(af)Foreign Corrupt Practices. Neither the Company nor, to the knowledge of the Company, no agent or other person acting on behalf of the Company, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of

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which the Company is aware) which is in violation of applicable law; or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act.

(ag)Office of Foreign Assets Control. Neither the Company nor, to the Company's knowledge, any director, officer, agent, employee or Affiliate of the Company, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(ah)U.S. Real Property Holding Corporation. The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Lender’s request.

(ai)Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (“BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (“Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(aj)Money Laundering. The operations of the Company are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened in writing.

(ak)Cboe Exchange Approval. The Company received approval of the Cboe Exchange for the issuance of the Notes and Conversion Shares (including the “true up” shares referred to in the definition of Conversion Shares) and, no further applications for approval will need to be submitted, except for the limitations and requirements imposed by the Cboe Exchange regarding: (i) limitations on the Maximum Conversion Percentage, (ii) the requirement to submit a Personal Information Form in the form prescribed by the Cboe Exchange upon the creation of a new Insider (as defined in the policies of the Cboe Exchange) and (iii) any requirements to obtain security holder approval. The Company hereby covenants and agrees that it shall notify the Cboe Exchange promptly and in any event within three (3) Business Days of notification by the Lender that it has acquired beneficial ownership of, or control or direction, directly or indirectly, greater than 10% of the issued and outstanding shares of Common Stock of the Company and becomes an Insider (as defined in the policies of the Cboe Exchange) of the Company.
(al)Representations. The representations and warranties of the Company contained in this Agreement, and the certificate(s) furnished or to be furnished to the Lender at the Closing, when taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Company acknowledges and agrees that the representations contained in section 3.02 shall not modify, amend or affect Lender’s right to rely on the Company’s representations

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and warranties contained in this section 3.01 or elsewhere in this Agreement or any representations and warranties contained in any other Transaction Document, or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

Section 3.02    Representations and Warranties of the Lender.

The Lender, for itself and for no other Person, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)Authority; Organization. The Lender has full power and authority to enter into this Agreement and to perform all obligations required to be performed by it hereunder. The Lender is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by the Lender of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate or similar action on the part of the Lender. Each Transaction Document to which it is a party has been duly executed by the Lender, and when delivered by the Lender in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Lender, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)Own Account. The Lender understands that the Notes and the Conversion Shares are “restricted securities”, have not been registered under the Securities Act or any applicable State Securities Law, and have not been qualified for distribution by prospectus in Canada. The Lender is and is acquiring the Note and Conversion Shares as principal for its own account and not with a view to or for distributing or reselling such the Note or Conversion Shares or any part thereof in violation of the Securities Act, any applicable State Securities Law, or Canadian securities laws, has no present intention of distributing any of the Notes or Conversion Shares in violation of the Securities Act, any applicable State Securities Law or Canadian securities laws and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of the Notes (this representation and warranty not limiting the Lender’s right to sell the Notes, Conversion Shares in compliance with applicable federal and State Securities Laws or applicable Canadian securities laws) in violation of the Securities Act or any applicable State Securities Law or Canadian securities laws. The Lender is acquiring any Note hereunder in the ordinary course of its business. The Lender has made the investment decision to purchase the Notes and, if appliable, Conversion Shares outside Canada, has complied with the requirements applicable to the Lender in connection with the distribution under the applicable securities laws of the jurisdiction outside Canada and, has no direct or indirect arrangement or understanding with any other persons to distribute or regarding the distribution of such securities in Canada.

(c)Non-Transferrable. The Lender agrees: (i) that the Lender will not sell, assign, pledge, give, transfer or otherwise dispose of any Note or Conversion Shares or any interest therein, or make any offer or attempt to do any of the foregoing, except pursuant to a registration of such Note and Conversion Shares under the Securities Act and all applicable State Securities Laws and Canadian securities laws, or in a transaction which is exempt from the registration provisions of the Securities Act

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and all applicable State Securities Laws and Canadian securities laws, (ii) that the certificates representing each Note will bear a legend making reference to the foregoing restrictions, and (iii) that the Company and its Affiliates shall not be required to give effect to any purported transfer of any Note and Conversion Shares except upon compliance with the foregoing restrictions.

(d)Lender Status. The Lender is an “accredited investor” as defined in Rule 501(a) under Regulation D of the Securities Act. The undersigned agrees to furnish any additional information requested by the Company or any of its Affiliates to assure compliance with applicable U.S. federal and state securities laws in connection with the purchase and sale of the Note. Any information that has been furnished or that will be furnished by the undersigned to evidence its status as an accredited investor is accurate and complete, and does not contain any misrepresentation or material omission.

(e)Experience of The Lender. The Lender, either alone or together with its representatives, has such knowledge, sophistication, and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Notes, and has so evaluated the merits and risks of such investment. The Lender is able to bear the economic risk of an investment in the Note and, at the present time, is able to afford a complete loss of such investment.

(f)No Trading Market. The Lender acknowledges that there is currently no trading market for the Notes and that none is expected to develop for the Notes.

(g)General Solicitation. The Lender acknowledges that neither the Company nor any other person offered to sell the Notes to it by means of any form of general solicitation or advertising, including, but not limited to: (i) any advertisement, article, notice, or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees were invited by any general solicitation or general advertising.

(h)Confidentiality. Other than to other Persons party to this Agreement and its advisors who have agreed to keep information confidential or have a fiduciary obligation to keep such information confidential, the Lender has maintained the confidentiality of all disclosures made to it in connection with the transaction (including the existence and terms of this transaction).

(i)Foreign Lender. If the Lender is not a United States person, the Lender represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Note or any use of this Agreement, including: (i) the legal requirements within its jurisdiction for the purchase of any Note, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of any Note. The Lender further represents that its payment for, and its continued beneficial ownership of any Note, will not violate any applicable securities or other laws of its jurisdiction. If required under Canadian securities legislation, the information provided by the Lender in Section 5.04 identifying among other things, the name, address, telephone number and email address of the Lender, the securities issued or issuable hereunder, the Loan, the Closing Date and the exemption that the Lender is relying on in connection with the issuance hereunder will be disclosed to the Canadian securities regulatory authorities, and such information is being indirectly collected by the Canadian securities regulatory authorities under the authority granted to it under Canadian securities legislation. This information is being collected for the purposes of the administration and enforcement of Canadian securities legislation. If required under Canadian securities legislation, the Lender hereby authorizes the indirect collection of such information by the Canadian securities regulatory authorities. In the event the Lender has any questions with respect to the indirect collection of such information, the Lender should contact:

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Ontario Securities Commission
20 Queen Street West, 22nd Floor
Toronto, Ontario M5H 3S8
Telephone: (416) 593-8314
Toll free in Canada: 1-877-785-1555
Facsimile: (416) 593-8122
Email: exemptmarketfilings@osc.gov.on.ca
Public official contact regarding indirect collection of information:
Inquiries Officer

(j)    Information from Company. The Lender and its investment managers, if any, have been afforded the opportunity to obtain any information necessary to verify the accuracy of any representations or information presented by the Company in this Agreement and have had all inquiries to the Company answered, and have been furnished all requested materials, relating to the Company and the Offering and sale of the Notes and anything set forth in the Transaction Documents. Neither the Lender nor the Lender’s investment managers, if any, have been furnished any offering literature by the Company or any of its Affiliates, associates, or agents other than the Transaction Documents, and the agreements referenced therein.

(k)    Speculative Nature of Investment; Risk Factors. THE LENDER UNDERSTANDS THAT AN INVESTMENT IN THE NOTES INVOLVES A HIGH DEGREE OF RISK. The Lender acknowledges that: (i) any projections, forecasts or estimates as may have been provided to the Lender are purely speculative and cannot be relied upon to indicate actual results that may be obtained through this investment; any such projections, forecasts and estimates are based upon assumptions which are subject to change and which are beyond the control of the Company or its management, (ii) the tax effects which may be expected by this investment are not susceptible to absolute prediction, and new developments and rules of the Internal Revenue Service, audit adjustment, court decisions or legislative changes may have an adverse effect on one or more of the tax consequences of this investment, and (iii) the Lender has been advised to consult with his own advisor regarding legal matters and tax consequences involving this investment. The Lender represents that the Lender’s investment objective is speculative in that the Lender seeks the maximum total return through an investment in a broad spectrum of securities, which involves a higher degree of risk than other investment styles and therefore the Lender’s risk exposure is also speculative. The Notes offered hereby are highly speculative and involve a high degree of risk and Lender should only purchase these securities if Lender can afford to lose their entire investment.

(l) Money Laundering. The operations of the Lender are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Lender with respect to the Money Laundering Laws is pending or, to the knowledge of the Lender, threatened.
        (m) Personal Information Form. Subject to the Company’s compliance with its covenant set forth in Section 3.01(kk), the Lender hereby covenants and agrees to provide a duly completed Personal

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Information Form if required by the Cboe Exchange within 10 Business Days of becoming an Insider (as defined in the policies of the Cboe Exchange) of the Company.

ARTICLE IV
OTHER AGREEMENTS OF THE PARTIES

Section 4.01     Conversion Procedures. In connection with any full or partial conversion of the Notes resulting in the issuance of Conversion Shares, or a legend removal in accordance with Section 4.02(c) below, as applicable, the following procedures shall apply:

(a)For so long as the Company shall have available one of the five (5) Grace Periods set forth in the Notes in which to make a required installment payment under any of the Notes in order to avoid an Event of Default thereunder, the Lender shall provide the Company during such Grace Periods with not less than three (3) Business Days prior notice of Lender's intent to convert all or any portion of the Notices; and

(b)within one (1) trading day following the Company’s receipt of a Conversion Notice following an Acceleration Event, the Company shall provide written instructions to its transfer agent substantially in the form of Exhibit G attached hereto (the “Transfer Agent Instructions”) to issue and deliver electronically to Depositary Trust Company by DWAC the applicable number of Conversion Shares registered in the name of the Lender, representing such number of Conversion Shares as calculated in accordance with the Conversion Price formula.

The Company acknowledges that a breach by it of its obligations under this Section 4.01 will cause irreparable harm to the Lender. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 4.01 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 4.01, that the Lender shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

Section 4.02    Transfer Restrictions.

(a)The Notes and Conversion Shares may only be disposed of in compliance with applicable state, provincial and federal securities laws in the United States and Canada, and the policies of the Exchange. In connection with any transfer of any Note other than pursuant to an effective registration statement or Rule 144, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Note and Conversion Shares under the Securities Act. As a condition of such sale or transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Lender under this Agreement. In the event that any transfer of any Note is pursuant to an effective registration statement or in compliance with Rule 144 or Regulation S, the transfer agent shall issue such shares to the Lender, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 4.02(c) below.

(b)The Lender agrees to the imprinting, so long as is required by this Section 4.01, of a legend on any of the Note, Conversion Shares in the following form:

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THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THESE SECURITIES MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION OR PROSPECTUS REQUIREMENTS AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AND CANADIAN SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN SECURED BY THIS SECURITY.

    (c) The Company agrees that following such time as such legend is no longer required under this Section 4.02, the Company will, no later than one (1) trading day following the delivery by the Lender to the Company of a certificate representing the Conversion Shares issued with a restrictive legend, deliver or cause to be delivered to the Lender a book entry or DWAC statement representing such shares that is free from all restrictive and other legends. The Company may not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section 4.02. Conversion Shares subject to legend removal hereunder shall be transmitted by the transfer agent to the Lender by crediting the account of the Purchaser’s prime broker with the DTC or CDS, as applicable, as directed by such Purchaser.

Section 4.03    Use of Proceeds; Restrictions on Certain Payments. The Company shall use the net proceeds from the sale of the Notes hereunder only to: (a) pay the fees and expenses related to the sale of the Notes, (b) for general working capital purposes, and (c) for general corporate purposes (other than the payment of dividends or distributions). Until all obligations owed to the Lender under the Notes shall have been paid in full, except for the payment of the weekly installments under any of the Notes and the payment of trade payables in the ordinary course of the Company’s business and prior practices the Company may not use such proceeds: (i) for the satisfaction of any other portion of the Company’s Indebtedness, (ii) for the redemption of any Common Stock or Common Stock Equivalents; (iii) for the settlement of any outstanding litigation; (iv) in violation of FCPA or OFAC regulations; (v) to pay any dividends or distributions to any stockholder or other Person, or (v) to lend, give credit or make advances to any officers, directors, employees or Affiliates of the Company, including Gold Flora Acquisition Fund 1, LLC, a California limited liability company and its subsidiary entities that are not wholly owned by the Company.
Section 4.04    Material Non-Public Information. In the event and to the extent that either the Company or the Lender shall deem the Lender is possessing material non-public information, within not later than four (4) tradings after notice by either the Company or the Lender, the Company shall file a Form 8-K with the Commission disclosure such information.

Section 4.05    [Intentionally Omitted.]

Section 4.06    Integration. The Company shall not sell, offer for sale, or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any Note to the Lender in a manner that would require the registration under the Securities Act of the sale of any Note to the Lender.

Section 4.07    Publicity. The Company and the Lender shall consult with each other in issuing any other press releases and SEC Reports with respect to the transactions contemplated hereby, and neither the Company nor the Lender shall issue any such press release or SEC Report nor otherwise make

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any such public statement without the prior consent of the Company with respect to any press release of the Lender, or without the prior consent of the Lender with respect to any press release or SEC Report of the Company mentioning the Lender, which consent shall not unreasonably be withheld, conditioned or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement, SEC Report or communication.

Section 4.08    Indemnification of Lender. The Company shall indemnify, reimburse and hold harmless the Lender and its partners, members, shareholders, officers, directors, employees and agents (and any other persons with other titles that have similar functions) (collectively, “Indemnitees”) from and against any and all losses, claims, liabilities, damages, penalties, suits, costs and expenses, of any kind or nature, (including fees relating to the cost of investigating and defending any of the foregoing) imposed on, incurred by or asserted against such Indemnitee in any way related to or arising from or alleged to arise from: (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents and (ii) any action instituted against such Indemnitee in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Indemnitee, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Indemnitee’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Indemnitee may have with any such stockholder or any violations by such Indemnitee of state or federal securities laws or any conduct by such Indemnitee which results from the gross negligence or willful misconduct of the Indemnitee as determined by a final, non-appealable decision of a court of competent jurisdiction).

Section 4.09    Reservation of Conversion Shares. The Company shall within 90 days of the Closing Date, call a special meeting of its stockholders and use its commercially reasonable efforts to (a) obtain stockholder approval for an increase in authorized shares of Common Stock of the Company or a reverse stock split sufficient to allow the Company to maintain a reserve from its duly authorized shares of its Common Stock for issuance pursuant to the Notes in such amount, as shall be 200% of the Maximum Conversion Shares, as may then be required to fulfill its obligations in full under the Notes, and (b) to obtain the approvals contemplated by Section 4.10 below. In each case, the board of directors shall recommend that the stockholders vote FOR such proposals. For the avoidance of doubt, if on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock of the Company is less than 200% of the Maximum Conversion Shares on such date, then the Board of Directors of the Company shall use commercially reasonable efforts to amend the Company’s certificate or articles of incorporation to increase the number of authorized but unissued shares of its Common Stock to at least the Maximum Conversion Shares at such time, as soon as possible and in any event not later than the 90th day after such date.

Section 4.10     Limitations on Conversion. No conversion of the Notes, whether in whole or in part, shall be permitted where the number of securities of the Company issuable upon such conversion (calculated on a fully diluted basis) is equal to more than 24.9% of the total number of shares of Common Stock of the Company then issued and outstanding at the time of conversion (calculated on a non-diluted basis) (the “Maximum Conversion Percentage”). If stockholder approval of any conversion in excess of the Maximum Conversion Percentage is required by the rules of any Exchange, the Company shall not later than sixty (60) day following receipt of a written request from the Lender call a special meeting of its stockholders and the board of directors shall recommend that the stockholders vote FOR such additional conversion. No conversion of the Notes, whether in whole or in part, shall be permitted unless such conversion is in compliance with the requirements of the Exchange and applicable securities laws. Any outstanding principal amount not converted into Common Stock, including by reason of this Section 4.10, shall continue to be repayable in accordance with the terms of the applicable Transaction Documents.

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ARTICLE V
MISCELLANEOUS

Section 5.01    Termination. This Agreement may be terminated by the Lender by written notice to the Company if the Closing has not been consummated on or before 3rd Business Day after the date of the execution and delivery of this Agreement by both parties; provided that such termination will not affect the right of any party to sue for any breach by the other party.

Section 5.02    Fees and Expenses. The Company shall bear its own expenses incurred in connection with its negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, reasonable attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Transaction Documents or any consents or waivers of provisions in the Transaction Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Transaction Documents. When possible, the Company must pay these fees directly, including, but not limited to, any and all wire fees, otherwise the Company must make prompt payment for reimbursement to the Lender for all fees and expenses upon written notice by the Lender or the submission of an invoice by the Lender. In addition, the Company shall pay (i) to the Lender’s counsel in respect of their fees and expenses in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents and (ii) the origination fee of $286,000 to the Lender; and (iii) the Monitoring Fee, as specified hereinabove.

Section 5.03    Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

Section 5.04    Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by or email:

if to Lender:

J.J. Astor & Co.
26 S Rio Grande Street, #2072
Salt Lake City, Utah 84101
Attn: Michael Pope
Email: Michael.p@jjastor.com

with a copy to:
Barton, LLP
711 Third Avenue
New York, NY 10017
Attn: Stephen A.. Weiss, Esq.
Email: sweiss@bartonesq.com

if to the Company:
Gold Flora Corporation

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3165 Red Hill Avenue
Costa Mesa, CA 92626
Attn: Laurie Holcomb, Chief Executive Officer
Email: laurie@goldflora.com

with a copy to:
Blank Rome LLP
125 High Street
Boston, MA 02110
Attention: Frank Segall, Esq.
Email: frank.segall@blankrome.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

Section 5.05    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented, or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lender or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.06    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Lender (other than by merger). The Lender may (i) assign any or all of its rights under this Agreement to any Person to whom the Lender assigns or transfers the Notes upon the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned, or delayed, provided that such consent shall not be required during the continuation of any Event of Default (as defined in the Notes) or with respect to any assignment to an Affiliate of Lender), and/or (ii) participate any of such rights in connection with granting of any participation of the Notes, provided that such transfer or participation complies with all applicable federal and State Securities Laws and that any such transferee or participant agrees in writing by the provisions of the Transaction Documents that apply to the Lender.

Section 5.07    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

Section 5.08    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Utah, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by any of the Transaction Documents (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the federal and state courts sitting in the County of Salt Lake, Utah (the “Utah Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the Utah Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, Action or

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Proceeding, any claim that it is not personally subject to the jurisdiction of such Utah Courts, or such Utah Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the Transaction Documents or the transactions contemplated hereby. If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such Action or Proceeding shall be reimbursed by the other party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such Action or Proceeding.

Section 5.09    Survival. The representations and warranties contained herein shall survive the Closing and the delivery of the Note.

Section 5.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

Section 5.11    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.12    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever the Lender exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Lender may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

Section 5.13    Reserved.

Section 5.14    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Lender and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the

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Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.15    Payment Set Aside. To the extent that the Company makes a payment or payments to the Lender pursuant to any Transaction Document or the Lender enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

Section 5.16    Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto. In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement; provided, that the foregoing shall not apply after the conversion of any Common Stock into Conversion Shares.

Section 5.17    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.18    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

    Section 5.19 Confidentiality. Lender agrees to use commercially reasonable efforts (equivalent to the efforts Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by any Loan Party and designated as confidential, except that Lender may disclose such information on a confidential basis (a) to Persons employed or engaged by Lender in evaluating, approving, structuring or administering the Loans; (b) to any assignee or participant or potential assignee or participant that has agreed to agree to be bound by provisions substantially similar to the provisions of this Section 5.19 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Transaction Documents or in connection with any litigation to which Lender is a party; (f) to any nationally recognized rating agency that requires access to information about Lender’s investment portfolio in connection with ratings issued with respect to Lender; (g) to any Affiliate of Lender; (h) to Lender’s independent auditors and other professional advisors as to which such information has been identified as confidential; or (i) that ceases to be confidential through no fault of Lender. If any provision of any confidentiality agreement, non-disclosure agreement or other similar agreement between any Loan

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Party and Lender conflicts with or contradicts this Section 5.19 with respect to the treatment of confidential information, this section shall supersede all such prior or contemporaneous agreements and understandings between the parties.

Section 5.20 Cannabis Laws. The Company and Lender acknowledge (x) that the cultivation, production, sale, manufacture, distribution, possession, and use of cannabis is illegal under Federal Cannabis Laws and other U.S. federal laws, rules, and regulations, including (without limitation) (i) the investment in a company engaging in such activities, (ii) making a loan to a Person affiliated to such activities, and (iii) entering into a transaction, contract, or other agreement with a Person affiliated with such activities, and (y) that some or all of the Transaction Documents and some or all of the transactions contemplated thereby may violate or be in violation of Federal Cannabis Laws or other U.S. federal laws, rules, or regulations concerning cannabis or the cannabis industry.  Given the foregoing and notwithstanding Federal Cannabis Laws and any other U.S. federal laws, rules, and regulations, the Company and the Lender hereby (A) EXPRESSLY WAIVES any defense to the enforcement of the terms and conditions of this Agreement and any other Transaction Document based upon non-conformance with, or violation of, any Federal Cannabis Laws or any other applicable laws, rules, or regulations relating to cannabis or the cannabis industry, and (B) agrees, acknowledges, and affirms that no such non-conformance with, or violation of, any Federal Cannabis Law or any other applicable laws, rules, or regulations relating to cannabis or the cannabis industry shall render this Agreement, the other Transaction Documents, or any of the terms and conditions hereof or thereof null, void, or otherwise unenforceable, to the extent permitted by applicable laws, rules, and regulations.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed by their respective authorized signatories as of the date below.

                        Company:

                        GOLD FLORA CORPORATION

                        By:/s/ Laurie Holcomb
                         Name: Laurie Holcomb
Title: Chief Executive Officer

Lender:

                        J.J. ASTOR & CO.

                        By:/s/ Michael Pope
                         Name: Michael Pope
                         Title: Chief Executive Officer